EXHIBIT 10.2

AMENDED AND RESTATED CONSULTING AGREEMENT

THIS AGREEMENT made as of the 1st day of July, 2002.

B E T W E E N:

SCOTT F. WHITE, a businessman in the Province of Ontario
(the "White")

– and –

SCOTT F. WHITE FINANCIAL LIMITED, a corporation incorporated pursuant to the laws of the Province of Ontario
(the "Consultant")

– and –

DOT COM ENTERTAINMENT GROUP, INC., a company incorporated under the laws of the State of Florida
(the "Company")

WHEREAS the Consultant entered into a consulting agreement with the Company made as of the first day of January 2000, (the "Original Agreement"), which was amended in July 2001;

AND WHEREAS the Consultant and the Company wish to amend and restate the Original Agreement and such amended terms are set out in the letter attached in Schedule "B" hereto;

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties hereby agree as follows:

ARTICLE 1
APPOINTMENT AND SERVICES OF THE CONSULTANT

1.1 Appointment

The Company hereby agrees to retain the services of the Consultant and the Consultant agrees to be so retained, on and subject to the terms and conditions herein contained.

Scope of Duties

The Consultant agrees that the obligations herein before contemplated shall be effected by the Consultant through the providing to the Company by the Consultant of the services of the Consultant's President, Scott F. White. As used in this Agreement, any references to the service to be provided by the Consultant shall be deemed to be a referenced as to the services of the Consultant through the providing of the services of Scott F. White.

During the term of this Agreement, subject to the overall authority of the board of directors of the Company, the Consultant shall have the title of President with such responsibilities as are customarily undertaken by a President of a company similar to the Company including, without limitation, directing, supervising and executing all corporate governance functions as the most senior responsible executive officer reporting to the board of directors, as more particularly described in Schedule "A" attached hereto.

As a member of the senior management of the Company, the Consultant agrees to do, and shall do, all that a reasonable and prudent businessman would reasonably be expected to do in comparable circumstances to ensure that the business and affairs of the Company are properly operated, monitored, attended to, conducted and managed, in each case, in accordance with sound first-class business and commercial practices.

Time and Attention

During the term of this Agreement, the Consultant shall devote such of his working time and attention to the business and affairs of the Company as may be necessary to fulfil his duties hereunder. Notwithstanding the foregoing, nothing in this Agreement shall be construed so as to deem to restrict in any way the freedom of the Consultant to conduct any other business or activity for his individual profit provided that the Consultant shall not provide his services to any person, firm or corporation engaged in any business competitive with that, from time to time, carried on by the Company.

Location

The Consultant shall provide his services to the Company at its head office in Oakville, Ontario and subject to the prior approval of the board of directors, may provide services from an office deemed appropriate by the Consultant, provided that the Consultant will attend at the head office of the Company in Oakville, Ontario when reasonably required by the board of directors of the Company to fulfill his duties, obligations or responsibilities arising under this Agreement.

REMUNERATION AND REIMBURSEMENT OF THE CONSULTANT

Consulting Fee

In consideration of the services rendered and expenses to be incurred hereunder, the Consultant will receive from the Company a consulting fee of Twelve Thousand Five Hundred Dollars ($12,500), payable monthly. During the Term, the monthly fee may increase to a level to be determined by the compensation committee of the Company. All amounts listed in this Article 2 are based in United States dollars.

Subject to the provisions of the stock option plan and if approved by the compensation committee of the Company, in its sole discretion, the Company will grant to the Consultant the option to purchase additional shares of the Company, for each calendar year the Consultant serves the Company. The price of the options will be set at the lowest possible price available to the Company at the time of the grant.

The Company will provide a full benefit plan for the Consultant and his family. These benefits will include, but not be limited to medical, dental, short-term disability, eyewear, and chiropractic expenses.

The Company will reimburse the Consultant for all reasonable expenses incurred by the Consultant on behalf of the Company or for Company business in accordance with the Company's policies and procedures guideline, as may be amended from time to time and the Consultant confirms he has been provided with a copy of such guideline.

The Consultant shall be eligible to receive bonuses, when and if so determined by the compensation committee of the Company.

For greater certainty, it is agreed between the parties hereto that:

(i) the remuneration and benefits outlined in Article 2 of this Agreement is an exhaustive list of all of the (and the only) compensation which the Consultant is entitled to receive in consideration for his performing the duties, obligations and responsibilities agreed to be performed by him pursuant to this Agreement; and

(ii) the Company shall cease to have any obligation to provide the benefits and other matters referred to in Article 2 of this Agreement in respect of any period subsequent to the expiration or other termination of the Consultant's engagement by the Corporation for any reason or cause whatsoever, unless specifically stated to the contrary herein.

CONFIDENTIALITY AND NON-COMPETITION

Confidentiality

The Consultant acknowledges that, in the course of carrying out his duties hereunder, he will have access to and will be entrusted with confidential information and trade secrets regarding the present and contemplated services, processes, techniques, procedures, products, lines of merchandise, suppliers and customers of the Company, the disclosure of any of which would be highly detrimental to the best interests of the Company. The Consultant, therefore, covenants and agrees with the Company that all such confidential records, material and information and all trade secrets concerning the business and affairs of the Company obtained by the Consultant in the course of performing his duties hereunder shall remain the exclusive property of the Company. Further, during the term of this Agreement or at any time thereafter, the Consultant shall not divulge the contents of such confidential records or any such confidential information or trade secrets to any person, firm or corporation other than the Company's authorized employees and the Consultant shall not, following the termination of this Agreement for any reason, use the contents of such confidential records or such confidential information or trade secrets for any purpose whatsoever.

Non-Solicitation

The Consultant hereby agrees that he will not at any time during the term of this Agreement and for a period of one (1) year thereafter, divulge to any person, firm or corporation the name of any customer of the Company or solicit, interfere with or endeavor to entice away from the Company any customer or any person, firm or corporation in the habit of dealing with the Company or interfere with or entice away any other employee of the Company and the Company may apply for and have an injunction restraining breach or threatened breach of the covenants herein contained.

Non-Competition

The Consultant covenants and agrees with the Company that he will not, during the term of this Agreement or for a period of one (1) year thereafter (without the prior written consent of the Company), directly or indirectly, in any manner whatsoever, either individually or in partnership or jointly or in conjunction with any other person or persons, firm or corporation, as principal, agent, employee or in any other manner, carry on or be engaged in or concerned with any business in direct competition with that of the business, from time to time, carried on by the Company.

TERM AND TERMINATION

Term

This Agreement shall be effective from the date first above written and shall continue in full force and effect up to and including December 31, 2002 (the "Original Term") unless sooner terminated in accordance with the provisions of Section 4.2; provided that notwithstanding the foregoing, upon the expiry of the Original Term, this Agreement shall be automatically renewed for an unlimited number of terms of one (1) year each, unless, at least ninety (90) days prior to the expiration of the Original Term or any renewal term, notice of intention to terminate this Agreement is given in writing by the Company to the Consultant or by the Consultant to the Company.

Termination for Cause

The Company may terminate this Agreement at any time for cause, effective immediately, by written notice of termination to the Consultant setting forth the basis for termination and without payment or any compensation either by way of anticipated earnings or damages of any kind. For the purposes of this section the term "cause" shall include, without limitation:

a repeated and demonstrated failure on the part of the Consultant to perform the material duties of the Consultant's services in a competent manner and the failure of the Consultant to substantially remedy such failure within a reasonable period of time after receiving written notice of such failure from the Company;

conduct involving fraud, dishonesty, material violation of the Company's policies and procedures or material non-compliance with the terms of this Agreement;

the Consultant or any member of his Company or family receiving any personal profit arising out of or in connection with a transaction to which the Company is a party or with which the Company is associated without making disclosure to or obtaining the prior written consent of the Company;

the failure by the Consultant to honour his fiduciary duties to the Company, including the duty to act in the best interests of the Company;

the existence of circumstances which would justify the laying of a charge against the Consultant with respect to larceny, theft, embezzlement, forgery, misappropriation, willfulness application or other fraudulent or dishonest acts; and

the failure of the Consultant to obey reasonable instructions from an authorized representative of the Company that are consistent with the Consultant's offered services and not remedied by the Consultant within a reasonable period of time after receiving written notice of such disobedience.

OTHER PROVISIONS

Buy-Out Provision

Should more than 50% of the shares of the Company be purchased by an arms-length party ('change in control') at any time during the Original Term or any renewal thereof and as a result of or after such change in control of this Agreement is terminated prior to its expiry, subject only to the Consultant waiving this provision, the Company shall pay to the Consultant a sum equal to two times the Consultant's current yearly consulting fees being paid by the Company in United States funds. Benefits described in Section 2.1(c) above will continue for six (6) months from the date of the change in control, subject to the approval of the Company's insurance carrier.

GENERAL CONTRACT PROVISIONS

Independent Contractor

The parties acknowledge and agree that the Consultant is acting as an independent contractor in carrying out his obligations pursuant to the terms of this Agreement and it is acknowledged and agreed that any employees or agents of the Consultant shall be deemed or construed to be acting in such capacity and not as employees or agents of the Company. The Consultant shall be solely liable for all acts of his employees and agents and responsible for all payments and withholdings in connection therewith.

Severability

In the event that any provision herein or part thereof shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts thereof shall be and remain in full force and effect. If, in any judicial proceeding, any provision of this Agreement is found to be so broad as to be unenforceable, it is hereby agreed that such provision shall be interpreted to be only so broad as to be enforceable.

Notices

All notices, requests, demands or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery or by registered mail, postage prepaid, addressed to such other party or delivered to such other party at such address as may be given by any of them to the others in writing from time to time and such notices, requests, demands or other communications shall be deemed to have been received when delivered, or, if mailed, five (5) business days following the date of mailing thereof; provided that if any such notice, request, demand or other communication shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such notices, requests, demands or other communications shall be deemed to have been received five (5) business days following the resumption of normal mail service.

Entire Agreement

This Agreement constitutes and expresses the whole Agreement of the parties hereto with reference to the provision by the Consultant of his services to the Company and all other matters herein provided. All promises, representations, collateral agreements and understandings relative thereto not incorporated herein are hereby superseded and cancelled by this Agreement.

Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

Time of the Essence

Time shall be of the essence of this Agreement and of every part hereof.

Assignment, Binding Effect

Subject to the provisions of Article 5, this Agreement is personal to the Consultant and may not be assigned by him without the prior written consent of the Company. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first above written.

____________________________________________________
Witness Scott F. White
SCOTT F. WHITE FINANCIAL LIMITED

Per: ______________________________________________
I have authority to bind the Company

DOT COM ENTERTAINMENT GROUP, INC.
Per: ______________________________________________
I have the authority to bind the Company

SCHEDULE "A"

Responsibilities of the Consultant
  To execute corporate policy defined by the Company's shareholders and board of directors
  To develop and implement business process development, corporate governance and strategic planning on a global scale
  To develop relationships with and manage all financial, technology, business partners at the executive level
  To develop new business opportunities and strategic alliances
  To identify new business trends and develop corporate planning systems
  To report to the Company's board of directors and shareholders
  To develop and manage shareholder and investor relations
  To direct and manage the Company's capitalization and financial requirements
  To develop and execute shareholder awareness and enhancement programs
  To operate as the senior most responsible executive and direct the company's executive and management teams

SCHEDULE "B"

July 19, 2002
Mr. Scott F. White
Scott F. White Financial Ltd.
1276 Hillhurst Rd.
Oakville, Ontario
L6J 1X2

Dear Scott:

Re: Amendments to Consulting Agreement

Further to our compensation committee meeting dated July 16, 2002, I wish to confirm the Committee's approval of the following amendments to your current consulting agreement, which are to be effective immediately:

  The term of the consulting agreement shall be changed to expire on December 31, 2003.
  Should dot com Entertainment Group, Inc. terminate our consulting arrangement with you for any reason, you shall have up to twelve (12) months from the date of such termination to exercise any stock options issued and outstanding to you.
  dot com Entertainment Group, Inc. or its subsidiary corporations agree to cause to be paid directly to the insurer all premiums associated with Commerical Union Life Insurance Policy 1213106, in accordance with the requirements of that policy. Should you no longer be part of our company, we agree to assign such policy to you prior to your departure. Should we terminate your consulting agreement, we agree to pay directly to the insurer , in advance of each month, the cost of such premiums for a period of two (2) years from the date of such termination.
  dot com Entertainment Group, Inc. or its subsidiary corporations agree to cause to be paid directly to the insurer all premiums associated with term life insurance policy, with a minimum of $1,000,000 coverage and with the beneficiary of that policy being Jasmin R. White or her issue. Should we terminate your consulting agreement, we agree to pay directly to the insurer , in advance of each month, the cost of such premiums for a period of two (2) years from the date of such termination.
  dot com Entertainment Group, Inc. or its subsidiary corporations agree to cover your automobile expenses, up to $1,000.00 per month, upon your provision of proper invoices in support of such expenses. Should we terminate your consulting agreement, we agree to pay to you, in advance of each month, the cost of same for a period of two (2) years.
  Non-Solicitation and Non Competition: Should this agreement be terminated or should it expire, you will agree not to solicit and/or compete with dot com Entertainment Group, Inc. or its subsidiary corporations for a period of two (2) years from the date thereof. In consideration of your non-solicitation and non-compete (as they are defined in your current consulting agreement), we will agree to pay to you over the next 24 months, in advance and in equal monthly payments, two times your then current consulting fees plus two times any bonuses paid to you in most recently completed fiscal year. You will agree not to compete with us either directly or indirectly, either in your capacity as the President of your consulting company (including any affiliate company to you) or in your personal capacity.
  Change in Control: Should a third party acquire, either directly or indirectly, more than 51% of our shares and/or a majority of the seats on our board, or we enter into a transaction or arrangement which has the same effect as the above, should you be terminated as a Consultant as a result of such change in control, we agree to pay to you over the next 24 months, in advance and in equal monthly payments, two times your then current consulting fees plus two times any bonuses paid to you in most recently completed fiscal year.

We are pleased to offer the above to you. Please feel free to contact me should you have any questions.

Most sincerely

John Reilly
Chairman – Compensation Committee
and Director